U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C.  20549

                                   FORM 8-K


     Pursuant to Section 13 or 15 (d) of The Securities Exchange Act of 1934



         Date of Report (Date of earliest event reported) January 5 , 2005



                           Commission File No. 0-32893
                           CAL-BAY INTERNATIONAL, INC.
        (Exact name of small business issuer as specified in its charter)

               NEVADA                                   26-0021800
    (State or other jurisdiction of          (IRS Employer Identification No.)
   incorporation  or  organization)

    P.O. Box 502548 San Diego, California                92150-2548
   (Address of principal executive offices)              (Zip Code)

                                 (858)243-2615
                           (Issuer's telephone number)

                  1582 PARKWAY LOOP, SUITE G, TUSTIN, CA 92780
           (Former name or former address, if changes since last report)

Item 2.01. Completion of Acquisition or Disposition of Assets.

On January 5, 2005, Cal-Bay International, Inc. completed the acquisition of TLCO Software, Inc. TLCO Software is a Nevada corporation that designs proprietary software programs for commercial use in the internet web-hosting industry. One-hundred percent (100%) of the outstanding shares of TLCO Softwares common stock were acquired from the former owner, Mr. Roger Pawson of San Diego, California for consideration of Fifteen million (15,000,000) shares of Cal-Bay International (CBYI) common stock. TLCO Software, Inc. will operate in the future as a wholly-owned subsidiary of Cal-Bay International, Inc.

On January 6, 2005, Cal-Bay International,Inc.also completed the sale of its subsidiary companies, Cal-Bay Controls, Inc., Cal-Bay Analytical, Inc., and WetChem, Inc. to Atlantis Holding Corp. Both Cal-Bay Controls and Cal-Bay Analytical are Nevada corporations that operate as sales representative and distribution companies in the Western US for environmental, process-control, safety and laboratory instrumentation and related products and services.

WetChem, Inc. is incorporated in Florida, but currently has no business activities. One-hundred percent (100%) of the outstanding shares of the common stock of Cal-Bay Controls, Cal-Bay Analytical and WetChem, Inc. were purchased from Cal-Bay International, Inc. by Atlantis Holding Corporation for consideration of One million (1,000,000)shares of Atlantis Holding Corp. preferred B class stock. Cal-Bay Controls, Cal-Bay Analytical and WetChem will operate in the future as wholly-owned subsidiaries of Atlantis Holding Corp. Atlantis Holding Corp is a Pink Sheet company, incorporated in the State of Nevada. (a new trading symbol is currently being applied for).

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On January 7, 2005, Cal-Bay International,Inc. announced the resignations of Robert J. Thompson and Charles A. Prebay from its board of directors and as officers of the company. Mr. Thompson served as President and CEO, and was the Chairman of the Board of Directors. Mr. Prebay served as Vice President and CFO, and was the Secretary and Treasurer and was also a memberof the Board of Directors. The resignations of Mr. Thompson and Mr. Prebay were not due to any disagreements or other conflicts with Cal-Bay International.

On January 7, 2005, Cal-Bay International, Inc. announced the appointment of Roger Pawson to its Board of Directors, where he will serve as Chairman of the Board. Mr. Pawson was also appointed to the positions of President and CEO, Secretary and Treasurer of Cal-Bay International, Inc.

Item 8.01. Other Events.

On January 7, 2005, Cal-Bay International, Inc. changed its mailing address (as noted earlier on this form) to the following: P.O.Box 502548, San Diego, CA 92150-2548. The telephone number was also changed to: (858) 243-2615.

Item 9.01. Financial Statements and Exhibits.

On January 5, 2005, Cal-Bay International, Inc. completed the acquisition of TLCO Software, Inc. The complete audited financial statements for TLCO Software are not currently available but will be filed as required by amendment to this Form 8-K within 71 calendar days of this filing.

                                   SIGNATURES


In accordance with Section 13 of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                            CAL BAY INTERNATIONAL, INC.
                              A Nevada Corporation
                            -------------------------
                                  (Registrant)
January 10, 2005

                           By: /s/ Roger E. Pawson
                           ------------------------------------------
                           Roger E. Pawson, President, Secretary,
                                            Treasurer and Director